CURVELO TRADE & FINANCE LTD.

                                  P.O. Box 346

                              Corozal Town, Belize

                                 Central America

February 28, 2005

Royce Biomedical Inc.
434 Town Center
Suite 316
Corte Madera, CA 94925

Attention: Mr. Donald Gee, CEO

Dear Sir,

      RE:   Demand for Payment

We write to advise that you are in default of the Promissory Note dated September 30, 2002 ("Note") entered into between Royce Biomedical Inc. ("Royce") and XILI USA Inc. ("XILI").

Please know that Curvelo Trade & Finance Ltd. acquired the said Note from XILI on December 10, 2004.

We herein demand full payment of our retained portion of the Note totaling $21,000, together with $1,000 interest payable.

Yours truly,

CURVELO TRADE & FINANCE LTD.

/s/ Garcia Cordoba Guadalupe Xochinua
-------------------------------------
Authorized Signatory